UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 18, 2020
______________________________________________________

U.S. CONCRETE, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-34530	76-0586680
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

331 N. Main Street, Euless, Texas 76039
(Address of principal executive offices, including Zip code)

(817) 835-4105
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)
______________________________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock, par value $.001	USCR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
                        Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period or complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.04. Mine Safety - Reporting of Shutdowns and Patterns of Violations.

On August 18, 2020, the U.S. Department of Labor Mine Safety and Health Administration (“MSHA”) issued Eastern Concrete Materials, Inc. (“Eastern”) an imminent danger order (the “Order”) under Section 107(a) of the Federal Mine Safety and Health Act of 1977 at the Quinton TWP Pit mine in New Jersey. Eastern is a wholly owned subsidiary of U.S. Concrete Inc. (“U.S. Concrete”). The Order was issued by an MSHA inspector after the inspector observed that a third-party fuel vendor was not secured while working on the top of one of Eastern’s fuel trucks. The inspector deemed that the vendor was exposed to serious or fatal injuries due to the possibility of falling by not maintaining three points of contact, and the vendor alleged that he was not made aware of the requirement to be secured. There were no injuries, and the vendor withdrew from the top of the truck and was instructed not to return without fall protection. U.S. Concrete disagrees that an imminent danger existed and is considering its legal options to contest the Order including, but not limited to, further informal review with MSHA and litigation.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Exhibit
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

U.S. CONCRETE, INC.

Date:	October 21, 2020	By:	/s/ Gibson T. Dawson
Gibson T. Dawson
Vice President, Corporate Controller and Chief Accounting Officer (Principal Accounting Officer)